                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TRITON ENERGY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                          Triton Energy Corporation
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           TRITON ENERGY CORPORATION
                   6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400
                              DALLAS, TEXAS 75206


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1995

To the Shareholders of
TRITON ENERGY CORPORATION

    Notice is hereby given that the annual meeting of shareholders of Triton Energy Corporation (the "Company"), a Texas corporation, will be held at 10:00 a.m., Dallas time, on Thursday, May 11, 1995, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 for the following purposes:

    (1)To elect five directors to serve until the third annual meeting of shareholders to occur after the May 11, 1995 meeting, or until their respective successors shall have been duly elected and qualified;

    (2)To effect a change in the state of incorporation of the Company from Texas to Delaware by approving an Agreement and Plan of Merger providing for the Company to merge into a wholly owned Delaware subsidiary; and

    (3)To consider and act upon such other matters as may properly come before the meeting.

    Only holders of record of Common Stock at the close of business on March 29, 1995, are entitled to receive notice of and to vote at the meeting, or any adjournment or adjournments thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO THE COMPANY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

    This notice, the Annual Report to Shareholders, the Proxy Statement and the proxy card that are enclosed herewith are sent to you by order of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Robert B. Holland, III
                                          SECRETARY

Dallas, Texas

April 3, 1995

                           TRITON ENERGY CORPORATION
                   6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400
                              DALLAS, TEXAS 75206
                                 (214) 691-5200

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1995

                    SOLICITATION AND REVOCABILITY OF PROXIES


    This Proxy Statement is furnished to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of Triton Energy Corporation (the "Company"), a Texas corporation, in connection with the solicitation, by order of the Board of Directors on behalf of the management of the Company, of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 11, 1995 (the "Annual Meeting"), and at any and all adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card were first sent or given to shareholders was April 3, 1995.


    The purpose of the Annual Meeting is to consider and act upon (i) the election of five directors to serve until the third annual meeting of shareholders to occur after the Annual Meeting, or until their successors have been duly elected and qualified; (ii) a proposal to effect a change in the state of incorporation of the Company from Texas to Delaware by approving an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of the Company with and into a wholly owned Delaware subsidiary; and (iii) such other matters as may properly come before the Annual Meeting or any adjournment thereof.


    Proxies in the accompanying form that are properly executed, returned to the Company and not revoked will be voted at the Annual Meeting. Each shareholder has the unconditional right to revoke his proxy at any time before it is voted. Proxies may be revoked by duly executing a later dated proxy relating to the shares being voted or by attending the Annual Meeting and voting by ballot in person (attending the Annual Meeting without executing a ballot will not constitute revocation of a proxy). A proxy in the accompanying form which is properly executed, received by the Company and not revoked will be voted only as specified in the proxy. Unless the shareholder specifies otherwise, a proxy in the accompanying form which is properly executed, returned by a shareholder to the Company and not revoked will be voted (i) FOR the election of the five individuals who have been nominated by the Board of Directors to serve as directors of the Company; (ii) FOR approval of the Merger Agreement effecting the reincorporation; and (iii) at the discretion of the proxy holders with regard to any other matters that may properly come before the Annual Meeting.


    Management of the Company knows of no matters other than as described in the accompanying Notice of Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters, not now known, properly come before such meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on such matters.

                       VOTING AND PRINCIPAL SHAREHOLDERS


    At March 29, 1995, the Record Date (herein so called) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, there were outstanding 35,541,466 shares of Common Stock which were held of record by approximately 6,778 shareholders. Each share of Common Stock is entitled to one vote on any matter to come before the Annual Meeting.


    The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. Approval of the proposal to elect the five nominees to serve as directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding and entitled to vote on the Record Date. A shareholder may vote for or against the proposal or abstain from voting with respect to that proposal. Abstentions and broker nonvotes will have the same effect as a vote against such proposal. The holders of Common Stock have no appraisal or similar rights with respect to any matter scheduled to be voted on at the Annual Meeting.


    The following table sets forth information as of March 24, 1995, except as noted below, regarding the beneficial ownership of capital stock of the Company by each person known to the Company to own 5% or more of the outstanding shares of the Common Stock, each director of the Company and each nominee for director, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for the year ended December 31, 1994 and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of capital stock owned by them, unless otherwise noted.



                                                                                           AMOUNT AND
                                                                                             NATURE
NAME OF                                                                                  OF BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                                                                         OWNERSHIP (1)       CLASS
- --------------------------------------------------------------------------------------  ----------------  ------------
Oppenheimer Group, Inc. (2)...........................................................     4,860,611            13.7%
Dietche & Field Advisers, Inc. (3)....................................................     2,338,473             6.6
FMR Corp. (4).........................................................................     2,177,900             6.1
Lynch & Mayer, Inc. (5)...............................................................     2,021,250             5.7
Herbert L. Brewer.....................................................................        51,523           *
Ernest E. Cook........................................................................        38,299           *
Sheldon R. Erikson....................................................................         --              --
Ray H. Eubank.........................................................................        49,151           *
Thomas G. Finck.......................................................................       228,662           *
Jesse E. Hendricks....................................................................        34,135           *
Fitzgerald S. Hudson..................................................................       165,000(6)        *
John R. Huff..........................................................................         --              --
William I. Lee........................................................................       277,403           *
John P. Lewis.........................................................................        31,090           *
Michael E. McMahon....................................................................         5,000           *
Wellslake D. Morse, Jr................................................................        30,683           *
Edwin D. Williamson...................................................................         1,000           *
J. Otis Winters.......................................................................         7,000           *
John P. Tatum.........................................................................       149,685           *
Nick G. De'Ath........................................................................        58,750           *
Robert B. Holland, III................................................................       108,109           *
Peter Rugg............................................................................        91,191           *
All directors and executive officers as a group (19 persons, including those
 individuals named above).............................................................     1,369,181             3.8


- ------------------------
 *  less than 1%

(1) Includes shares of Common Stock held by or for the benefit of wives and minor children of directors and executive officers and entities in which directors or executive officers hold a controlling interest, and includes the number of shares indicated as follows that are issuable upon exercise of stock options that are exercisable or exercisable within 60 days and/or Convertible Subordinated Debentures and 5% Convertible Preferred Stock that are convertible or convertible within 60 days: Messrs. Brewer and Hudson, 15,000 shares; Messrs. Cook, Eubank, Hendricks,

    Lewis and Morse, 30,000 shares; Mr. Finck, 222,500 shares; Mr. Lee, 5,016 shares; Messrs. McMahon and Winters, 5,000 shares; Mr. Tatum, 148,042 shares; Mr. De'Ath, 58,750 shares; Mr. Holland, 102,500 shares; Mr. Rugg, 90,000 shares; and all directors and executive officers as a group, 859,308 shares. Certain directors and executive officers also own securities issued by corporations in which the Company owns a minority equity interest. Includes shares issuable upon exercise of options owned by trusts established by certain executive officers for the benefit of their family members as to which such executive officers disclaim beneficial ownership.


(2) Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 1, 1995. The address of Oppenheimer Group, Inc. is Oppenheimer Tower, World Financial Center, New York, New York 10281.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 19, 1995. The address of Dietche & Field Advisers, Inc. is 437 Madison Avenue, New York, New York 10022.


(4) Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 13, 1995, which was filed as if all shares owned by either FMR Corp. or Edward C. Johnson II were owned by both on a joint basis. Mr. Johnson may be deemed to be a reporting person by virtue of his status as Chairman of FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.



(5) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 30, 1995. The address of Lynch & Mayer, Inc. is 520 Madison Avenue, New York, New York 10022.


(6) Includes 80,000 shares held by partnerships in which Mr. Hudson owns a 1% interest and for which Mr. Hudson serves as general partner.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    In accordance with the Bylaws of the Company, directors of the Company are divided into three classes, such classes being as nearly equal in number as possible. The term of office of each class is three years. At the Annual Meeting it is proposed that the nominees listed below be elected as members of the Board of Directors with terms expiring in 1998. Each such director shall be elected to serve in such capacity until the third annual meeting of shareholders to occur after the Annual Meeting or until his respective successor is duly elected and qualified.

INFORMATION CONCERNING DIRECTORS

    Information concerning the five nominees proposed by the Board of Directors for election as directors with terms expiring in 1998 along with information concerning the present directors, whose terms of office will continue after the Annual Meeting, is set forth below.

    In the event that any of the below-named nominees for director becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for the election in his stead of such person as the management may recommend. Unless otherwise instructed on the proxy, the proxy holders will vote the proxies received by them FOR the election of the nominees shown below:


                                                                          PRINCIPAL POSITIONS                  DIRECTOR
                     NAME                           AGE                     WITH THE COMPANY                     SINCE
- ----------------------------------------------     -----     ----------------------------------------------  -------------
                                                         NOMINEES
                                                    TERM EXPIRING 1998

Sheldon R. Erikson............................          53   Director                                               1995
Thomas G. Finck...............................          48   President and Chief Executive Officer(1)               1992
Fitzgerald S. Hudson..........................          70   Director                                               1992
John R. Huff..................................          49   Director                                               1995
William I. Lee................................          68   Chairman of the Board(1)                               1966
                                              DIRECTORS CONTINUING IN OFFICE
                                                PRESENT TERM EXPIRES 1996

Herbert L. Brewer.............................          69   Director                                               1989
Jesse E. Hendricks............................          81   Director                                               1965
Michael E. McMahon............................          47   Director                                               1993
J. Otis Winters...............................          62   Director                                               1993
                                                PRESENT TERM EXPIRES 1997

Ernest E. Cook................................          69   Director                                               1978
Ray H. Eubank.................................          67   Director                                               1969
John P. Lewis.................................          58   Director                                               1987
Wellslake D. Morse, Jr........................          67   Director                                               1978
Edwin D. Williamson...........................          55   Director                                               1994


- ------------------------
(1) Mr. Lee has advised the Board that he will step down as Chairman of the Board effective immediately following the Annual Meeting and the Board has approved the succession of Mr. Finck to the additional title of Chairman of the Board following such action.

    Mr. Erikson was elected to the Board by the Board of Directors in March 1995 and is standing for election by the shareholders for the first time. Mr. Erikson has served as Chairman, President and Chief Executive Officer of The Western Company of North America, an oil and gas service company, since May 1987.

    In August 1992, Mr. Finck became a director, President and Chief Operating Officer of the Company, and effective January 1, 1993, Mr. Finck became Chief Executive Officer. From July 1, 1991, to August 13, 1992, Mr. Finck served as President and Chief Executive Officer of American Energy Group, an independent oil and natural gas exploration and production company. From May 1984 until June 1991, Mr. Finck served as President and Chief Executive Officer of Ensign Oil & Gas Inc., a private domestic oil and gas exploration company. Mr. Finck also served as Vice President-Chief Petroleum Engineer of Morgan Guaranty Trust Company of New York from 1974 to 1980. Mr. Finck is the Chairman of the Board of Crusader Limited, the Company's 49.9% owned affiliate, and a director of New Zealand Petroleum Company Limited, a New Zealand corporation 33.7% owned by the Company.


    Mr. Hudson's principal occupation since 1991 has been his position as general partner of Hudson Group Partners, a family investment partnership. From 1990 to 1991 Mr. Hudson was Chairman of the construction division of Willis Corroon, an insurance brokerage firm. Mr. Hudson was the Chairman and Chief Executive Officer of Collier Cobb and Associates, an insurance brokerage firm, for more than five years prior to its sale in 1990.

    Mr. Huff was elected to the Board by the Board of Directors in March 1995 and is standing for election by the shareholders for the first time. Mr. Huff has served as President and Chief Executive Officer of Oceaneering International, Inc., a company providing engineering and inspection services primarily for underwater operations, since August 1986. Mr. Huff has served as Chairman of Oceaneering International, Inc. since 1990.

    Mr. Lee was Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years prior to January 1993 when Mr. Finck succeeded him as Chief Executive Officer. Mr. Lee has continued to serve as Chairman of the Board.

    Mr. Brewer served as Chairman of the Board and Chief Executive Officer of Triton Europe plc, as well as Senior Vice President of the Company, until his retirement on December 31, 1991.

    Mr. Hendricks is a retired professional consulting engineer and has been managing his personal investments for more than the past five years.


    Mr. McMahon became a Managing Director of Lehman Brothers in October 1994. Prior to joining Lehman Brothers, Mr. McMahon had been a partner in Aeneas Group, Inc., a subsidiary of Harvard Management Company, Inc., since January 1993. Harvard Management Company, Inc. is a private investment company responsible for managing the endowment fund of Harvard University. Mr. McMahon was primarily responsible for the fund's energy and commodities investments. From 1989 through 1992 Mr. McMahon was a Managing Director of Salomon Brothers, Inc., responsible for investment banking activities with energy and chemical companies worldwide. Mr. McMahon served as a Managing Director of Lehman Brothers from 1983 to 1989, with responsibility for coordinating that firm's investment banking activities with energy and mining companies worldwide. Mr. McMahon is a director of Tejas Power Corporation and Cairn Energy USA, Inc.


    Mr. Winters has been Chairman of Pate, Winters & Stone, Inc., a corporate consulting firm, since 1990. Mr. Winters is a director of American Medical
Technologies, Inc., Liberty Bancorp, Inc., Trident NGL, Inc. and United Medicorp, Inc.


    Mr. Cook has been an independent oil and gas consultant and independent oil operator for more than the past five years. Mr. Cook is a director of Input/Output, Inc. and Marine & Mercantile Securities plc.



    Mr. Eubank has been a professional consulting engineer and independent oil operator for more than the past five years.


    Mr. Lewis has been Managing Partner of J. Lewis Partners, L.P., a private investment company engaged in mergers and acquisitions, primarily involving manufacturing and distribution companies, for more than the past five years.

    Mr. Morse has been managing his personal investments for more than the past five years.

    Mr. Williamson has been a partner in the law firm of Sullivan & Cromwell since January 1, 1971, except from September 1990 to January 1993 when he served as the legal adviser of the United States Department of State. Sullivan & Cromwell represents the parties, including the Company, to the Cusiana field association contracts in connection with the formation of a joint stock company to construct, own and operate pipeline and related facilities to transport production from the Cusiana field.

    As far as is known to the management of the Company, no other director or nominee for director of the Company is a director of any company (other than the Company) that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that is subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

    As far as is known to the Company, no family relationships exist (i) between the directors and the nominees for director of the Company, or (ii) between the directors or nominees for director and the officers of the Company.

                      MEETINGS OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 1994, the Board of Directors held seven meetings. Each current director attended no less than 75% of these meetings and of the meetings of the committees of the Board of Directors on which he served.

    The Board of Directors has an Executive Committee, which has the authority, subject to restrictions imposed by Texas law and the Company's Bylaws, to act for the Board of Directors. Messrs. Finck (Chairman), Hendricks, Hudson, Lee and Lewis currently are members of the Executive Committee. The Executive Committee held eight meetings during the year ended December 31, 1994.

    The Board of Directors has an Audit Committee, whose functions include the selection of the independent auditors, along with the review in conjunction with the independent auditors of the plans and scope of the audit engagement. The committee also reviews with the independent auditors the results of their examination, approves the fee charged by the independent auditors and reviews the Company's internal controls. Messrs. Lewis (Chairman), Cook, Eubank and Hendricks currently are members of the Audit Committee. The Audit Committee held four meetings during the year ended December 31, 1994.

    The Board of Directors has a Compensation Committee, which reviews and recommends the compensation to be paid to employees and reviews, interprets and helps administer the 401(k) plan and the various existing stock option, restricted stock and convertible debenture plans. Messrs. Winters (Chairman), Brewer, Hudson, McMahon and Morse currently are members of the Compensation Committee. The Compensation Committee held six meetings during the year ended December 31, 1994.

    In January 1995, the Board created a Nominating Committee, which is, as was the Executive Committee prior to January 1995, authorized by the Board of Directors to recommend nominees for election to the Board of Directors and nominees to fill additional directorships that may be created and to fill vacancies which may exist on the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Recommendations by shareholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information. Messrs. Hudson (Chairman), McMahon, Williamson and Winters currently are members of the Nominating Committee.

                                 PROPOSAL NO. 2
                          REINCORPORATION IN DELAWARE

BACKGROUND

    Triton Energy Corporation (the "Company" or "Triton Texas") was incorporated under the laws of the State of Texas in 1962. The Company believes that it would be in the best interests of the Company's shareholders for the Company to become incorporated under the laws of the State of Delaware.

    At the Annual Meeting, shareholders will be asked to approve a change in the state of incorporation of the Company by adopting and approving the Merger
Agreement in the form of Appendix A to this Proxy Statement. After the shareholders have approved the proposed Merger Agreement, Triton Texas will be merged (the "Reincorporation") into a wholly owned Delaware subsidiary ("Triton Delaware"), which has been organized for that purpose. The Board of Directors is recommending that shareholders approve the proposed Merger Agreement and Reincorporation of the Company from Texas to Delaware. The Merger Agreement provides that the Reincorporation may be abandoned at any time at the discretion of the Board of Directors of the Company. The Certificate of Incorporation and Bylaws of Triton Delaware are substantially identical to the Articles of Incorporation and Bylaws of Triton Texas. Particularly, the provisions of the Certificate of Incorporation of Triton Delaware relating to the authorized number and classes of stock and the characteristics thereof and the management of the affairs of the Company are substantially identical to the corresponding provisions currently contained in the Articles of Incorporation of Triton Texas.

REASONS FOR CHANGE IN THE STATE OF INCORPORATION

    As part of the Company's strategy to focus on its international oil and gas exploration business, the implementation of which to date has resulted in a substantial majority of the Company's assets being located outside the United States, management is continually evaluating the Company's corporate structure. The Company proposes to reincorporate as a Delaware corporation for several reasons. First, the General Corporation Law of the State of Delaware (the "DGCL") is generally recognized as one of the most comprehensive and progressive of the state corporation statutes. Accordingly, because, in the opinion of the Board and management of the Company, the DGCL addresses matters of corporate concern more thoroughly than does the Texas Business Corporation Act (the "TBCA") and is more reflective of current trends and developments in the business community than is the TBCA, by reincorporating as a Delaware corporation, the Company will be better suited to take advantage of business opportunities as they arise and to provide for changing business needs. Second, there exists a more substantial body of case law construing the DGCL concerning corporate matters, such as the governance of a corporation's internal affairs and its relationships and contacts with others, than is found construing the TBCA. This substantial body of case law contributes to greater predictability under the DGCL and reduces uncertainties and risks commonly associated with resolving corporate matters. See "Certain Differences Between the Corporation Statutes of Texas and Delaware." In making its recommendation, the Board of Directors considered a number of jurisdictions in which to reincorporate, including a number of offshore jurisdictions. Although the Company may give further consideration to an offshore migration, the Company has not yet concluded, and may not conclude, that an offshore migration would be advisable.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

CONVERSION OF SHARES

    At the effective date of the Reincorporation (the "Effective Date"), (i) each outstanding share of the Company's Common Stock, par value $1.00 per share, will be converted on a one-for-one basis into a share of common stock, par value $1.00 per share, of Triton Delaware and (ii) each outstanding share of the Company's 5% Convertible Preferred Stock, no par value, will be converted on a one-for-one basis into a share of 5% Convertible Preferred Stock, no par value, of Triton Delaware. Such conversion of shares will not result in any change in the present ownership of shares of stock of the Company. Triton Texas stock certificates outstanding will automatically be deemed to represent the same number of Triton Delaware shares as represented by the Triton Texas certificates prior to the Reincorporation. Shareholders of Triton Texas will not be required to exchange their Triton Texas stock certificates for Triton Delaware stock certificates. Following the Reincorporation, previously outstanding Triton Texas stock certificates may be delivered in effecting sales, through a broker or otherwise, of shares of Triton Delaware. The Triton Delaware Common Stock is expected to be listed on the NYSE, as a successor to the Triton Texas stock. The 5% Convertible Preferred Stock of Triton Delaware will have substantially identical terms as the 5% Convertible Preferred Stock of Triton Texas, and there will be no change in the relative rights of the holders of the Company's 5% Convertible Preferred Stock as a result of the Reincorporation.

NO CHANGE IN BUSINESS PLAN, MANAGEMENT, ASSETS, LIABILITIES, NET WORTH OR CAPITALIZATION

    The proposed Reincorporation will not result in any change in the business, management, assets, liabilities, net worth or capitalization of the Company. Upon completion of the Reincorporation, the name of the Company will continue to be Triton Energy Corporation and all of the previously outstanding shares of Common Stock and 5% Convertible Preferred Stock of Triton Texas will be automatically converted into the same number of shares of Common Stock and 5% Convertible Preferred Stock of Triton Delaware. Promptly after the effectiveness of the Reincorporation, the Company will issue an appropriate press release, announcing the completion of the Reincorporation. It will not be necessary for shareholders to exchange their Triton Texas stock certificates for Triton Delaware stock certificates. The Reincorporation may, however, be abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed.

AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

    Upon consummation of the Reincorporation, the authorized capital stock of Triton Delaware will consist of 200,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, without par value. No additional shares of Triton Delaware preferred stock will be issued in connection with the Reincorporation. Under the Certificate of Incorporation of Triton Delaware, as is currently the case under the Articles of Incorporation of the Company, preferred stock will be issuable in series by action of the Board of Directors, which may fix the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions thereof. The Company's Articles of Incorporation authorize the same number of shares of Common Stock and preferred stock.

COMPANY EMPLOYEE BENEFIT PLANS

    The Company's employee benefit plans will not be changed in any material respect by the Reincorporation. Each option and Debenture exercisable for or convertible into the Company's Common Stock outstanding immediately prior to the Reincorporation will be automatically adjusted so that such options and Debentures will become exercisable for or convertible into the same number of shares of Triton Delaware Common Stock upon the same terms and conditions as in effect immediately prior to the Effective Date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences of the Reincorporation to holders of Common Stock under present law. The summary does not address potential legislative changes that may affect it nor does it address any state, local or foreign tax consequences of the Reincorporation. The summary is for general information only. SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL AND OTHER TAX MATTERS IN CONNECTION WITH THE REINCORPORATION. The Company has not secured, nor does it intend to secure, any ruling from the Internal Revenue Service on the nontaxable nature of the Reincorporation.

    No gain or loss should be recognized by the Company or shareholders of the Company whose Common Stock is automatically converted into Common Stock of Triton Delaware by reason of the consummation of the Reincorporation. The tax basis of Triton Delaware Common Stock received by a shareholder of Triton Texas through the Reincorporation should be the same as the tax basis of Triton Texas Common Stock converted into Triton Delaware Common Stock. A shareholder who holds Triton Texas Common Stock as a capital asset should include in the shareholder's holding period for the Triton Delaware Common Stock received in the Reincorporation the holding period for the Triton Texas Common Stock converted into such Triton Delaware Common Stock.

SECURITIES ACT CONSEQUENCES

    After the Reincorporation, Triton Delaware will be a publicly held company, its Common Stock is expected to be quoted on the New York Stock Exchange (the "NYSE") and the Company will file with the Securities and Exchange Commission and provide to its shareholders the same type of information that Triton Texas has previously filed and provided. The shares of Triton Delaware to be issued in exchange for shares of Triton Texas are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption with respect to a merger which has as its sole purpose a change in the domicile of the corporation. Shareholders whose stock in Triton Texas is freely tradable before the Reincorporation will own freely tradable shares of Triton Delaware. Shareholders holding restricted securities of Triton Delaware will be subject to the same restrictions on transfer as those to which their present shares of stock in Triton Texas are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, shareholders will be deemed to have acquired their shares in Triton Delaware on the date they acquired their shares in Triton Texas. In summary, Triton Delaware and its shareholders will be in the same respective position under the federal securities laws after the Reincorporation as were Triton Texas and its shareholders prior to the Reincorporation.

VOTE REQUIRED FOR APPROVAL


    Approval of the Merger Agreement and Reincorporation in Delaware will require the affirmative vote of the holders of at least two-thirds of the Company's Common Stock outstanding and entitled to vote on the Record Date. As of March 24, 1995, the executive officers and directors of the Company beneficially owned approximately 509,900 shares of the outstanding Common Stock (approximately 1.4% of the outstanding shares) and have each advised the Company that they presently intend to vote all such shares owned by them FOR this proposal.


NO RIGHT OF SHAREHOLDERS TO DISSENT


    Under Article 5.11 of the TBCA, the holders of Common Stock of the Company do not have the right to dissent from the Reincorporation because such shares are listed on the NYSE. Holders of the Company's 5% Convertible Preferred Stock do not have the right to dissent from the Reincorporation because they have no right to vote with respect to the Reincorporation.


CERTAIN DIFFERENCES BETWEEN THE CORPORATION STATUTES OF TEXAS AND DELAWARE

    After  the  Reincorporation,  the  shareholders  of  the  Company,  a  Texas corporation, will become shareholders of Triton Delaware, a Delaware corporation. Consequently, because of differences between the TBCA and the DGCL, rights of shareholders will be changed in certain respects. Certain changes are summarized below:

    REQUIRED VOTE FOR CERTAIN TRANSACTIONS -- SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS. Under the TBCA, a merger or consolidation, a sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, must be approved by at least two-thirds of the shares entitled to vote thereon, unless the charter requires the vote of a different number of shares. If the holders of any class of shares are entitled to vote as a class thereon, such a transaction must be approved by two-thirds of the outstanding shares of such class and at least two-thirds of the outstanding shares otherwise entitled to vote thereon.

    Under the DGCL, such transactions are required to be approved by the holders of a majority of the shares entitled to vote thereon unless the charter provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. See "Amendment of Charter" below. Such class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise; the Certificate of Incorporation of Triton Delaware does not provide otherwise. In addition, the Certificate of Incorporation of Triton Delaware provides that Delaware's statute providing for a super majority vote in connection with certain "business combinations" will not apply following the Reincorporation. See "Delaware Anti-takeover Statute" below.


    ABSENCE OF REQUIRED VOTE FOR CERTAIN MERGERS. Under the TBCA, no vote of the shareholders of a corporation is required to approve the merger if (i) such corporation is the sole surviving corporation in the merger, (ii) the articles of incorporation of such corporation will not differ from its articles of incorporation before the merger, (iii) each shareholder of such corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical preferences, limitations and relative rights, immediately after the effective date of the merger, (iv) the voting power of the number of voting shares outstanding immediately after the merger, plus the voting power of the number of voting shares of such corporation to be issued in the merger, if any, does not exceed 20% of the voting power of the total number of voting shares outstanding immediately before the merger and (v) the number of participating shares of such corporation to be issued in the merger, if any, does not exceed 20% of the number of such shares outstanding immediately before the merger.

    Under the DGCL, no vote of the shareholders of a corporation surviving a merger is required to approve a merger if (i) the agreement of merger does not amend the charter of such corporation, (ii) each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter and (iii) the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately before the merger.


    APPRAISAL RIGHTS. Under the TBCA, in general, a shareholder has (i) the right to dissent from any plan of merger or consolidation or Disposition to which such corporation is a party and where a shareholder vote is required and
(ii) the right to demand payment of the fair value of his shares ("appraisal rights") upon compliance with the statutory procedures. However, under the TBCA, a shareholder of a corporation does not have the right to dissent or to assert appraisal rights if (i) the shares held by the shareholder are part of a class or series of shares which are listed on a national securities exchange, or held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or consolidation or Disposition and (ii) the shareholder is not required by the terms of the plan of merger or consolidation or Disposition to accept for his shares any consideration other than (a) shares of the corporation that, immediately after the effective date of the merger, will be part of a class the shares of which are (x) listed or authorized for listing upon official notice of issuance on a national securities exchange, or (y) held of record by not less than 2,000 holders or (b) cash in lieu of fractional shares otherwise entitled to be received.


    Similarly, under the DGCL, a shareholder of a corporation does not have appraisal rights in connection with a merger or consolidation or in the case of a Disposition if (i) the shares of such corporation are listed on a national securities exchange or held of record by more than 2,000 shareholders or (ii) such corporation will be the surviving corporation of the merger and no vote of the shareholders of the surviving corporation is required to approve such merger, provided, however, that a shareholder is entitled to appraisal rights in the case of a merger or consolidation, if such shareholder is required by the terms of an agreement of merger or consolidation to accept in exchange for his shares anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and (b), or (d) any combination of the foregoing. The Company's Common Stock is presently listed on the NYSE and the Triton Delaware Common Stock will be listed or authorized for listing upon official notice of issuance by the NYSE.


    SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING. Under the TBCA, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote thereon, unless the Articles of Incorporation provide that action by written consent in lieu of a meeting may be taken by holders of that number of shares who would be required to approve the action which is the subject of the consent as set forth in the Articles of Incorporation. Triton Texas' Articles of Incorporation do not so provide and therefore any such action without a meeting would require the written consent of all shareholders entitled to vote thereon.


    Under the DGCL, unless otherwise provided in the charter, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the shareholders. Triton Delaware's Certificate of Incorporation achieves the same result under the DGCL as Triton Texas' Articles of Incorporation achieve under the TBCA by providing that stockholders cannot, by less than unanimous written consent, take action without a meeting of stockholders.

    SPECIAL MEETINGS OF SHAREHOLDERS. Under the TBCA, special meetings of shareholders may be called (i) by the president, the Board of Directors or such other person or persons as may be authorized in the charter or the bylaws or
(ii) by shareholders who own at least 10% of the outstanding voting shares, unless the charter provides for a lesser or greater number, which may not exceed 50%.

    Under the DGCL, a special meeting of shareholders may be called only by the Board of Directors or by persons authorized in the charter or the bylaws. The Certificate of Incorporation of Triton Delaware provides for the call of a special meeting of shareholders only by the President or the Board of Directors of Triton Delaware.

    DISTRIBUTIONS AND DIVIDENDS; REDEMPTIONS. Under the TBCA, a distribution is defined as a transfer of money or other property (except a corporation's shares or rights to acquire its shares), or an issuance of indebtedness, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of the corporation's outstanding shares; (ii) a purchase or redemption of its shares; or (iii) a payment in liquidation of all or a portion of its assets. Under the TBCA, a corporation may make a distribution, subject to restrictions in its charter, if it does not render the corporation unable to pay its debts as they become due in the usual course of its business, and if it does not exceed the corporation's surplus. Surplus is defined in the TBCA as the excess of net assets over stated capital, as such stated capital may be adjusted by the board. This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares if net assets exceed the proposed distribution.

    Under the DGCL, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

    PROXIES. Under the TBCA, proxies are valid for 11 months, and under the DGCL, proxies are valid for three years, in both cases unless the proxies provide for a longer period.

    VACANCIES ON BOARD OF DIRECTORS. Under the TBCA, a vacancy on the board may be filled by the vote of a majority of directors then in office, although less than a quorum, or by election at a meeting of shareholders. A newly created directorship resulting from an increase in the number of directors may be filled by election at a meeting of shareholders or may be filled by the board for a term continuing only until the next election of directors by shareholders, but not more than two such directorships may be so filled during the period between any two successive annual meetings.


    Under the DGCL, a vacancy and a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the charter or bylaws. Neither the Certificate of Incorporation nor the Bylaws of Triton Delaware otherwise so provides.



    REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS. Under the TBCA, except in the case of a corporation with a classified board, any director or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to restrictions on removal which may be contained in the bylaws or charter. As permitted by the TBCA, the Bylaws of Triton Texas provide that the Board of Directors is divided into three classes, with each class to consist of as nearly an equal number of directors as possible and with each class of directors coming up for election by the shareholders every three years. Under the TBCA, because the Company has a classified board, directors of the Company may only be removed for cause. In addition, the Bylaws of Triton Texas provide that directors may only be removed by shareholders by an 80% vote.



    Under the DGCL, except in the case of a corporation with a classified board, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The Certificate of Incorporation of Triton Delaware, like the Bylaws of Triton Texas, provides that the Board of Directors will consist of three classes of directors, with each class to consist of as nearly an equal number of directors as possible and with each class of directors coming up for election by the shareholders every three years. Under the DGCL, because the Company has a classified board, directors of the Company may only be removed for cause. The Certificate of Incorporation does not provide for a supermajority vote for removal of directors, but provides that the provision for the staggered board may not be amended except by a two-thirds vote of the shareholders.



    INSPECTION OF BOOKS AND RECORDS. Under the TBCA, a shareholder may, for a proper purpose, inspect the books and records of a corporation if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.


    Under the DGCL, any shareholder may inspect the corporation's books and records for a proper purpose.

    AMENDMENT OF CHARTER. Under the TBCA, the charter may be amended if: (i) the board sets forth the proposed amendment in a resolution and directs that it be submitted to a vote at a meeting of shareholders and (ii) the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment approve it by affirmative vote, unless the charter otherwise requires the vote of a different number of shares, which if lesser, must be at least a majority. In addition, if the holders of any class or series of shares are entitled to vote as a class or series thereon, such an amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares within each class or series of outstanding shares entitled to vote thereon, unless the charter otherwise requires the vote of a different number of shares, which, if lesser, must be at least a majority.

    Under the DGCL, the charter may be amended if (i) the board sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of shareholders and
(ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the charter requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

    AMENDMENT OF BYLAWS. Under the TBCA, the board may amend or repeal a corporation's bylaws, or adopt new bylaws, unless (i) the charter reserves such power exclusively to shareholders, or (ii) the shareholders in amending, repealing or adopting a particular bylaw provision expressly provide that the board may not amend or repeal that bylaw. In addition, unless the charter or a bylaw adopted by the shareholders provides otherwise as to all or some portion of a corporation's bylaws, shareholders may amend the bylaws even though such bylaws may also be amended by the board. The Company's Articles of Incorporation do not reserve the power to amend its Bylaws exclusively to the shareholders. No particular Bylaw provision expressly provides that the Board may not amend or repeal it.

    Under the DGCL, the board may amend bylaws if so authorized in the charter. The shareholders of a Delaware corporation also have the power to amend bylaws. The Certificate of Incorporation of Triton Delaware authorizes the Board to amend its bylaws.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The TBCA and the DGCL have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reincorporation is approved, the DGCL indemnification provisions will not apply to any act or omission that occurs before the Effective Date. The following is a summary comparison of TBCA and DGCL indemnification provisions:


        SCOPE. Under the TBCA, a corporation is permitted to provide indemnification or advancement of expenses, by bylaw provision, agreement, security arrangement or otherwise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under the TBCA is limited to the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for intentional misconduct.



        Under the DGCL, indemnification rights are expressly non-exclusive. A corporation is permitted to provide indemnification or advancement of expenses, by bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.


        Both the Bylaws of Triton Texas and the Certificate of Incorporation of Triton Delaware make indemnification mandatory on the part of the Company to the fullest extent permitted by law.


        ADVANCEMENT OF EXPENSES. Under the TBCA, reasonable court costs and attorneys' fees incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or indemnification for such expenses is precluded under the TBCA.


        The DGCL provides for the advancement of expenses for such proceedings upon receipt of a similar undertaking, such undertaking, however, need not be in writing. The DGCL does not require that such director give an affirmation regarding his conduct in order to receive an advance of expenses.

        PROCEDURE FOR INDEMNIFICATION. The TBCA provides that a determination that indemnification is appropriate under the TBCA shall be made (i) by a majority vote of a quorum consisting of directors who are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a special committee of the board of directors consisting of at least two directors not party to the proceeding, (iii) by special legal counsel or (iv) by shareholder vote.

        Similar to the TBCA, the DGCL provides that a determination that indemnification is appropriate under the DGCL shall be made (i) by a majority vote of a quorum consisting of directors who are not party to the proceeding, (ii) if such a quorum cannot be obtained, or, even if so obtainable, if a quorum of disinterested directors so directs, by special legal counsel or (iii) by shareholder vote.


        The Articles of Incorporation of Triton Texas provide that the determination of whether indemnification is available would be made (i) by a two-thirds vote of the directors not party to the proceeding or (ii) if a majority of the directors were party to the proceeding, by special legal counsel. The Certificate of Incorporation of Triton Delaware simply follows the statutory procedures under the DGCL.

        MANDATORY INDEMNIFICATION. Under the TBCA, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding. The DGCL requires indemnification with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

        INSURANCE. The TBCA and the DGCL both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person whether or not the corporation would have the power to indemnify him against that liability. Under the TBCA, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement. As noted above, indemnification rights under the DGCL are expressly non-exclusive.


        PERSONS COVERED. The TBCA expressly and separately deals with the protection available for officers, employees and agents. Such protections are similar to those provided to directors. The DGCL provides the same indemnification rights to officers, employees and agents as it provides for directors.


        STANDARD OF CARE. The standard of care required under both the TBCA and DGCL is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person's own affairs.

        CONTINUITY OF INDEMNIFICATION. The TBCA does not have a provision that expressly provides indemnification after a directorship has terminated for acts or omissions which took place prior to such termination. The DGCL contains a provision that expressly provides that the statutory indemnification provisions (i) apply to a director after he leaves the corporation for acts he performed while a director and (ii) apply to the estate and personal representatives of the director.

        SHAREHOLDER REPORT. The TBCA requires a report to the shareholders upon indemnification or advancement of expenses. The DGCL does not have a similar reporting requirement.

    LIMITED LIABILITY OF DIRECTORS. Under Article 1302-7.06 ("Article 1302") of the Texas Miscellaneous Corporation Laws Act, a corporation's charter may eliminate all monetary liability of each director to the corporation or its shareholders for conduct in the performance of such director's duties other than conduct specifically excluded from protection. The Company's Articles of Incorporation does so provide. Article 1302 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its shareholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) violating applicable statutes which expressly provide for the liability of a director. It is likely that any amendment to a charter would have no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of the duty of care.


    Section 102(b)(7) ("Section 102") of the DGCL permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director's breach of the fiduciary duty of care. Section 102 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its shareholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) paying a dividend or approving a stock repurchase that was illegal under the DGCL.



    The Articles of Incorporation of the Company and the Certificate of Incorporation of Triton Delaware both eliminate the monetary liability of a director to the fullest extent permitted by applicable law.


    DELAWARE ANTI-TAKEOVER STATUTE. The TBCA does not contain an anti-takeover provision. Section 203 of the DGCL makes it more difficult to effect certain transactions between a Delaware corporation (or its majority owned subsidiaries) and an "Interested Shareholder." The term "Interested Shareholder" is defined to include any person owning 15% or more of the outstanding voting stock of a Delaware corporation and affiliates and associates of such person. In general, under Section 203, for a period of three years following the date that a shareholder becomes an
Interested Shareholder, the following types of transactions ("Business Combinations") between a Delaware corporation and such Interested Shareholder are prohibited unless certain conditions are met: (i) mergers or consolidations,
(ii) sales, leases, exchanges or other dispositions of 10% or more of (a) the aggregate assets of the corporation or (b) the aggregate market value of all the outstanding stock of the corporation, (iii) issuances or transfers by the corporation of shares of its stock that would have the effect of increasing the Interested Shareholder's proportionate share of stock of the corporation, (iv) receipt by the Interested Shareholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation and
(v) any other transaction that has the effect of increasing the proportionate share of the stock of the corporation owned by the Interested Shareholder. The three-year ban will not apply: (i) if, prior to the date upon which the Interested Shareholder becomes such, the board approves either the proposed Business Combination or the transaction which would result in the shareholder becoming an Interested Shareholder, (ii) if, upon the consummation of the transaction that results in such shareholder becoming an Interested Shareholder, the shareholder will own at least 85% of the voting stock of the Delaware corporation which was outstanding on the date such transaction commenced or
(iii) if such Business Combination is approved by the Board and, at a meeting, by the holders of at least 66 2/3% of the outstanding voting stock not owned by the Interested Shareholder.


    The Company has elected not to have the anti-takeover protection of Section 203 of the DGCL apply to it, and the Certificate of Incorporation of Triton
Delaware so provides. The Company did not elect to have Section 203 apply because the Company's purposes in effecting the Reincorporation do not include making a change in control of the Company more difficult.

                            MANAGEMENT COMPENSATION
SUMMARY COMPENSATION TABLE


    The following table sets forth certain information regarding compensation paid during the year ended December 31, 1994, and the fiscal years ended May 31, 1994 and May 31, 1993, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were executive officers at December 31, 1994, based on salary and bonus earned during the year ended December 31, 1994. The Company changed its fiscal year end to December 31 from May 31, commencing January 1, 1995.


                                                                                                  LONG TERM COMPENSATION
                                                                                         -----------------------------------------
                                                                                                    AWARDS
                                                        ANNUAL COMPENSATION              ----------------------------    PAYOUTS
                                            -------------------------------------------    RESTRICTED                  -----------
          NAME AND                           SALARY                    OTHER ANNUAL           STOCK        OPTIONS/       LTIP
     PRINCIPAL POSITION        FISCAL YEAR     ($)      BONUS($)      COMPENSATION(S)      AWARD(S)($)    SARS (#)(1)  PAYOUTS (#)
- -----------------------------  -----------  ---------  -----------  -------------------  ---------------  -----------  -----------
Thomas G. Finck..............       1994(2)   556,667     300,000           --                 --             75,000       --
  President and Chief               1994      520,833     225,000           --                 --            150,000       --
  Executive Officer                 1993      405,979      --               --                 --            250,000       --
John P. Tatum................       1994(2)   354,167      50,000           --                 --            100,000       --
  Executive Vice President,         1994      329,167      --               --                 --            150,000       --
  Operations                        1993      231,145      --               --                 --             80,000       --
Nick G. De'Ath (4)...........       1994(2)   212,500     150,000           --                 --             50,000       --
  Senior Vice President,            1994      190,000      --               --                 --             75,000       --
  Exploration                       1993       --          --               --                 --             20,000       --
Robert B. Holland, III (5)...       1994(2)   329,167     150,000           --                 --             50,000       --
  Senior Vice President,            1994      314,583     150,000           --                 --            100,000       --
  General Counsel and               1993      125,000      --               --                 --             75,000       --
  Secretary
Peter Rugg (6)...............       1994(2)   304,167     150,000           --                 --             50,000       --
  Senior Vice President and         1994      279,167     100,000           --                 --            100,000       --
  Chief Financial Officer           1993       34,091      --               --                 --             50,000       --


                                 ALL OTHER
          NAME AND              COMPENSATION
     PRINCIPAL POSITION             ($)
- -----------------------------  --------------
Thomas G. Finck..............        --
  President and Chief                --
  Executive Officer                  --
John P. Tatum................        --
  Executive Vice President,          --
  Operations                       94,006(3)
Nick G. De'Ath (4)...........        --
  Senior Vice President,             --
  Exploration                        --
Robert B. Holland, III (5)...        --
  Senior Vice President,             --
  General Counsel and                --
  Secretary
Peter Rugg (6)...............        --
  Senior Vice President and          --
  Chief Financial Officer            --



                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ------------------------------
(1) Options to acquire shares of Common Stock. Does not include Debentures purchased by the named executive officers under the Debenture Plan. See "Debenture Purchase."

(2) Information is for the twelve month period ended December 31, 1994. Accordingly, information presented for the year ended December 31, 1994 overlaps (with respect to the five-month period from January 1, 1994 through May 31, 1994) with the information presented for the fiscal year ended May 31, 1994.


(3) Represents the market value of 2,482 shares of Common Stock allocated to Mr. Tatum pursuant to the Company's Employee Stock Ownership Plan, which value is based on the closing price of the Common Stock as of May 31, 1993 as reported on the New York Stock Exchange Composite Tape.


(4)  Mr. De'Ath's employment by the Company commenced April 5, 1993.

(5)  Mr. Holland's employment by the Company commenced January 4, 1993.

(6)  Mr. Rugg's employment by the Company commenced April 13, 1993.

OPTION GRANTS DURING 1994

    The following table provides information related to options and stock appreciation rights granted to the named executive officers during the year ended December 31, 1994.

                                                             INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                       --------------------------------------------------------------    VALUE AT ASSUMED
                                         NUMBER OF                                                       ANNUAL RATES OF
                                        SECURITIES       % OF TOTAL                                        STOCK PRICE
                                        UNDERLYING      OPTIONS/SARS                                     APPRECIATION FOR
                                       OPTIONS/SARS      GRANTED TO       EXERCISE OR                    OPTION TERM (1)
                                          GRANTED       EMPLOYEES IN      BASE PRICE     EXPIRATION    --------------------
                                          (#)(2)         FISCAL YEAR       ($/SH)(3)        DATE          0%        5%($)
                                       -------------  -----------------  -------------  -------------     ---     ---------
Thomas G. Finck......................       75,000             6.0%            33.25    Oct. 18, 2004     --      1,568,306
John P. Tatum........................      100,000             8.0             32.00     May 19, 2004     --      2,012,463
Nick G. De'Ath.......................       50,000             4.0             33.25    Oct. 18, 2004     --      1,045,537
Robert B. Holland, III...............       50,000             4.0             33.25    Oct. 18, 2004     --      1,045,537
Peter Rugg...........................       50,000             4.0             33.25    Oct. 18, 2004     --      1,045,537


                                        10%($)
                                       ---------
Thomas G. Finck......................  3,974,395
John P. Tatum........................  5,099,976
Nick G. De'Ath.......................  2,649,597
Robert B. Holland, III...............  2,649,597
Peter Rugg...........................  2,649,597

- ------------------------------
(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock from the date of grant to the expiration date. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2) Options to acquire shares of Common Stock. Options become exercisable with respect to 25% of the shares covered thereby on each anniversary of the date of grant. In the event of a Change of Control (as hereafter defined) of the Company, however, any unexercisable portion of the options will become immediately exercisable.

(3) The exercise price is equal to the closing price of the Common Stock as of the date of grant as reported on the New York Stock Exchange Composite Tape. The exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

OPTION EXERCISES DURING 1994 AND YEAR END OPTION VALUES

    The following table provides information related to options and stock appreciation rights exercised by the named executive officers during the year ended December 31, 1994 and the number and value of options held at year end.

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED      VALUE OF UNEXERCISABLE
                                                                              OPTIONS/SARS         IN-THE-MONEY OPTIONS/ SARS
                                              SHARES                         AT FY-END (#)              AT FY-END ($)(1)
                                            ACQUIRED ON      VALUE     --------------------------  --------------------------
                                            EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                           -------------  -----------  -----------  -------------  -----------  -------------
Thomas G. Finck..........................       --            --          162,500       312,500     $   5,425    $    72,525
John P. Tatum (2)........................        8,333     $ 229,158       72,416       212,127       320,490        409,222
Nick G. De'Ath...........................       --            --           23,750       121,250        32,813        135,938
Robert B. Holland, III...................       --            --           43,750       181,250        33,550        188,150
Peter Rugg...............................       --            --           37,500       162,500        43,750        168,750

- ------------------------------
(1) Value at fiscal year end is calculated based on the difference between the option or SAR exercise price and the closing market price of the Common Stock at December 30, 1994 multiplied by the number of shares to which the option relates. On December 30, 1994, the closing price as reported by the New York Stock Exchange Composite Tape was $34.00.

(2) Does not include the value realized upon the conversion by Mr. Tatum of Debentures into an aggregate of 6,667 shares of Common Stock at the conversion price of $8.00 per share and the subsequent resale of such shares for the aggregate consideration of $241,753.75.

PENSION PLAN TABLE

    The following table lists estimated annual benefits payable upon retirement under the Company's Retirement Income Plan ("Retirement Plan"), including amounts attributable to the Company's Supplemental Executive Retirement Plan ("SERP"), to participants with varying average earnings levels and years of service.

                                                           YEARS OF CREDITED SERVICE
                                        ---------------------------------------------------------------
REMUNERATION                                10           15           20           25           30
- --------------------------------------  -----------  -----------  -----------  -----------  -----------
$100,000..............................  $    37,500  $    38,200  $    38,800  $    39,500  $    40,100
 150,000..............................       63,300       64,300       65,300       66,300       67,300
 200,000..............................       88,300       89,300       90,300       91,300       92,300
 250,000..............................      113,300      114,300      115,300      116,300      117,300
 300,000..............................      138,300      139,300      140,300      141,300      142,300
 350,000..............................      163,300      164,300      165,300      166,300      167,300
 400,000..............................      188,300      189,300      190,300      191,300      192,300
 450,000..............................      213,300      214,300      215,300      216,300      217,300
 500,000..............................      238,300      239,300      240,300      241,300      242,300
 550,000..............................      263,300      264,300      265,300      266,300      267,300
 600,000..............................      288,300      289,300      290,300      291,300      292,300

    Payments made under the Retirement Plan and SERP are based on years of service and annual earnings. Salary and wages are included in the calculation of average earnings, but bonuses, overtime, severance pay, overrides, royalties and fringe benefits are excluded.

    Under the Retirement Plan, the benefit which a participant is entitled to receive at his normal retirement date (age 65) is equal to .8% of his average monthly compensation multiplied by his years of service, not to exceed 30 years plus .65% of his excess average monthly compensation multiplied by his years of service, not to exceed 30 years. The Retirement Plan also provides an optional early retirement benefit under which a participant may qualify for a reduced pension after the attainment of age 55 and the completion of ten years of service. Such benefit is further reduced if distribution commences prior to the participant's normal retirement date.

    The SERP provides supplemental benefits to selected employees who are also participants in the Retirement Plan. The benefit levels under the SERP on normal or early retirement are based on the participant's final salary at retirement reduced by the participant's accrued benefit under the Retirement Plan and further reduced by the participant's primary Social Security benefits. A maximum of 50% of the participant's final salary will be payable annually from the SERP. A participant's right to receive a benefit is forfeited in the event a participant's employment is terminated for cause. A participant vests in his retirement benefit over a ten-year period. A participant's vesting is accelerated upon the occurrence of any of the following events (a "Change of Control"): (i) the consummation of a merger or consolidation of the Company, where the Company is not the surviving corporation, or the sale or other transfer of all or substantially all of the Company's assets, (ii) the shareholders of the Company approve a plan of liquidation of the Company, (iii) any person or group becomes, without the prior approval of the Board of Directors, a beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 25% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of the Company, unless the nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office.

    The SERP generally provides that a participant may elect to receive benefits under the SERP in equal monthly installments over a period of 15 years or for the remainder of the lifetime of the participant and his spouse. The Company has purchased life insurance to fund the Company's obligations to participants.


    For the year ended December 31, 1994, the remuneration included in the computation of annual earnings under the Retirement Plan and the SERP for each of the executive officers named in the Summary Compensation Table was as follows: Thomas G. Finck, $590,000; John P. Tatum, $375,000; Nick G. De'Ath, $275,000; Robert B. Holland, III, $350,000; and Peter Rugg, $325,000. The years of credited service under the Retirement Plan and the SERP for each of those individuals was as follows: Thomas G. Finck, 1; John P. Tatum, 13; Nick G. De'Ath, 1; Robert B. Holland, III, 1; and Peter Rugg, 1.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors of the Company is composed of non-employee directors. During 1994, the Compensation Committee was composed of Messrs. Hudson (Chairman), Brewer, McMahon and Morse. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

       - Provision of incentives and rewards that will attract and retain highly qualified and productive people;

       - Motivation of employees to high levels of performance;

       - Differentiation of individual pay based on performance;

       - Ensuring external competitiveness and internal equity; and

       - Alignment of Company, employee and shareholder interests.

    The principal components of executive compensation are base pay, discretionary bonus, and long-term incentives in the form of stock options and convertible debentures. Executive compensation also includes various benefit and retirement programs. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer, were ultimately judgments based on the Compensation Committee's ongoing assessment and understanding of the oil and gas business and the Company's relative position in that business, and the Company and the Company's executive officers. The Compensation Committee has considered the establishment of objective goals as a basis for its executive compensation recommendations, but believes that a subjective assessment of management's performance is more appropriate given the nature of the Company's exploration business, the status of the Company's major assets (including its Colombian and Malaysia-Thailand interests), and the influence on the Company's results of operations and stock price of factors deemed largely beyond management's control (such as fluctuations in the price of oil and gas).


    Since August 1992, the Company has recruited successors to most of its senior management. In doing so, the Company negotiated separate compensation packages, the principal components of which were base salaries and stock options, with its current Chief Executive Officer, its Senior Vice Presidents (including its Chief Financial Officer, General Counsel and heads of exploration and operations), and several Vice Presidents. Those individuals' compensation packages were determined by negotiations based on what the Compensation Committee and the entire Board of Directors determined to be reasonable and necessary to attract and properly incentivize highly qualified senior executives. In exercising its judgment with respect to the amount of salary increases and bonuses to be paid to executive officers generally during 1994, the Compensation Committee noted in particular the progress that had been achieved by the new senior management team in meeting various corporate objectives, including progress in negotiating agreements relating to the Malaysia-Thailand Joint Development Area, raising capital to finance the Company's substantial capital expenditures, restructuring the Company's assets and operations, disposing of non-core assets, resolving various contingencies, and enhancing the Company's reputation. The achievement of any one of these objectives was not, however, given greater weight than any other in determining salary and bonus amounts. The primary factor considered by the Compensation Committee in determining individual salary and bonus levels was the level of the position of each executive officer.



    The Compensation Committee believes that an emphasis on equity compensation is in the best interests of the Company's shareholders because it more closely aligns management and shareholder interests and maximizes the availability of cash for significant capital expenditures such as those contemplated for development of the Company's Colombian properties. In recommending that the shareholders approve increases in the available pool of shares to be subject to options, debentures and stock awards and purchases under the Company's stock compensation plans at the 1993 annual shareholders meeting, the Compensation Committee sought to align the interests of management and the shareholders by placing significant emphasis on the equity component of overall compensation. In that regard, the Committee believes that having aggregate outstanding options and debentures at least in the amount so authorized by the shareholders is appropriate. During 1994, the Committee took into account that an aggregate of approximately 500,000 options were granted to non-senior management employees and approximately 180,000 options were automatically granted to non-employee directors. The Committee determined that the remaining options and debentures granted to or purchased by the senior management bore an appropriate relation to other grants, the remaining pool and their performance during 1994. In determining how to allocate grants among senior management, including the Chief Executive Officer, the Compensation Committee considered the recipient's negotiated compensation package, if applicable, years of service with the Company, level of responsibility and prior receipt of options. None of such factors were assigned a specific weight. As noted above, in all cases, the Compensation Committee's specific decisions regarding individual option grants were ultimately based on the Compensation Committee's subjective judgments.


    CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION. The Compensation Committee determines the compensation of Thomas G. Finck, the Company's Chief Executive Officer and President, and is responsible for making all decisions with regard to his compensation. During 1992, Mr. Finck joined the Company as President and Chief Operating Officer. Mr. Finck's initial base compensation of $360,000, the opportunity for an incentive bonus in the discretion of the Compensation
Committee and a stock option grant of 250,000 shares, was a package that resulted from negotiations with Mr. Finck, and was designed to induce Mr. Finck to join the Company and to align a significant portion of his potential compensation to shareholder interests. The Company also agreed to guarantee up to $1.3 million in indebtedness that has since been incurred by Mr. Finck to finance the acquisition or construction of his primary residence.


    On January 1, 1993, Mr. Finck, as planned upon the retirement of William I. Lee, became Chief Executive Officer. Mr. Finck's increased base salary of $480,000 reflected the increase in Mr. Finck's responsibilities. The Compensation Committee believed that Mr. Finck contributed significantly to the achievements of the Company discussed above and, based on these contributions, as well as the factors considered generally for executive officers with respect to salary, bonus and option grants, the Compensation Committee exercised its judgment in increasing his base salary to $550,000, awarding him a bonus of $300,000, and granting him an option to purchase 75,000 shares of Common Stock.


    In considering external competitiveness as part of determining Mr. Finck's compensation, the
Compensation Committee reviewed, among other things, executive compensation of other companies, including those listed under "Stock Performance Chart" taking into account perceived differences in the circumstances and performance between the Company and those companies. Recommendations were examined in light of this information, but, because of perceived differences between the circumstances of these and other companies and those of the Company, the Committee did not engage in a company-by-company comparison of each element of compensation or corporate performance and there was no special attempt to set compensation in any particular relationship to such information.

    COMPENSATION COMMITTEE MEMBERS. This report is submitted by the members of the Compensation Committee of the Board of Directors who served as such during 1994:

                                Michael E. McMahon
Fitzgerald S. Hudson, Chairman  Wellslake D. Morse,
Herbert L. Brewer               Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Herbert L. Brewer served as Chairman of the Board and Chief Executive Officer of Triton Europe plc and as a Senior Vice President of the Company until his retirement on December 31, 1991.


STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1994 with the cumulative total return on the S&P 500 Index and a peer group selected by the Company consisting of businesses engaged in international oil and gas exploration and development. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

    The returns of each issuer in the selected peer group have been weighted according to the respective issuer's stock market capitalization as of the beginning of each period.

                            CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TRITON ENERGY CORP.   S&P 500    CUSTOM COMPOSITE INDEX
Dec-89                     100        100                       100
Dec-90                      40         97                        97
Dec-91                     218        128                        77
Dec-92                     219        138                        87
Dec-93                     195        150                        69
Dec-94                     220        152                        68

    The 11-Stock Custom Composite Index includes Apache Corp., Enterprise Oil PLC, Lasmo PLC, Louisiana Land & Exploration, Maxus Energy Corp., Murphy Oil Corp., Oryx Energy Company, Pogo Producing Company, Ranger Oil Ltd., Santa Fe Energy Resources Inc., and Union Texas Petroleum Holdings Inc.

EMPLOYEE AGREEMENTS

    All executive officers of the Company have executed Employment Agreements with the Company. Among other provisions, these agreements provide that, in consideration for remaining in the employ of the Company, each such officer is entitled, subject to certain conditions, to receive certain benefits in the event of a Change of Control of the Company. If an officer of the Company is terminated for a reason other than (a) his death, disability or retirement, (b) for cause, or (c) his voluntary termination other than for good reason, such officer would be entitled to receive from the Company a lump sum severance payment equal to the sum of the following amounts: (i) the officer's full base salary through his date of termination at the rate then in effect, (ii) an amount equal to two times the officer's annual base salary, (iii) certain relocation and indemnity payments, along with all legal fees and expenses incurred by the officer as a result of the termination, and (iv) in the event the officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of the Change of Control, an amount equal to the product of (x) 25% multiplied by (y) the amount of any "excess parachute payment" received by the officer as described in the provisions of Section 280G(b) of the Code. In the event that an officer receives a "parachute payment" as the result of a Change of Control, such payment would be deemed to be an "excess parachute payment" if it equals or exceeds 300% of the officer's "base amount," generally the average annual compensation received by the officer over the five most recent tax years. The "excess parachute payment" is computed as that portion of the "parachute payment" which exceeds the "base amount." In addition, unless the officer is terminated for cause, the Company must maintain in full force and effect for the continued benefit of the officer for a two-year period after the date of termination, all benefit plans and programs or arrangements (or similar plans and programs or arrangements) in which the officer was entitled to participate immediately prior to the date of termination.

DIRECTORS' COMPENSATION

    CASH REMUNERATION. During the year ended December 31, 1994 each director who was not also an officer or employee of the Company was entitled to receive $20,000 annually, plus $1,000 (or, beginning April 1994, $2,000 in the case of the committee chairman) for each board or committee meeting attended. Members of the Board of Directors are also reimbursed for travel expenses to meetings of the Board of Directors and its committees.

    RETIREMENT PLAN FOR DIRECTORS. The Company has adopted a retirement plan for Directors to provide certain benefits to outside directors of the Company. In order to be entitled to receive any benefits under the retirement plan for Directors, a director must have served as an "outside director" for an aggregate of not less than five complete years or, if a director has served less than an aggregate of five complete years as an "outside director," (i) have had his service on the board as an "outside director" terminated due to death or disability or (ii) have a Change of Control of the Company occur while he was a director. An "outside director" is defined in the retirement plan as a director who is not a full or part-time employee of the Company or who, other than as a director, does not act, directly or indirectly, for the Company under any consulting contract or agreement for the provision of services which provides for compensation in excess of $60,000 during any fiscal year.

    Benefits under the Retirement Plan for Directors are payable quarterly and commence at the beginning of the Company's fiscal quarter next following the later of the date on which a director (i) attains age 65 or (ii) retires from the Board of Directors; provided that if a director retires from the board due to his death or disability, the payments to such director or his estate will commence at the beginning of the Company's fiscal quarter next following the date of such director's death or retirement, as the case may be. The payment of benefits continue for a period equal to the lesser of (i) the number of years and parts thereof, rounded upwards to the nearest six months, during which such director served as an outside director or (ii) ten years. The Company may elect in its discretion to pay a retired director, with the consent of such director or his estate, a lump sum.

    Under the Retirement Plan for Directors, the total benefits payable to a director for each year that he receives benefits thereunder are equal to the greater of (i) the annual stipend payable to such director effective for the fiscal year of the Company in which he retires or (ii) the annual stipend payable to such director for the Company's fiscal year prior to the fiscal year in which he retires.

    STOCK OPTION GRANTS. Pursuant to the Company's Amended and Restated 1992 Stock Option Plan, on November 15 of each year, outside directors automatically receive grants of nonqualified stock options to purchase 15,000 shares of Common Stock. The options become exercisable at the rate of 33 1/3% per year on each anniversary of the date of grant and terminate on the tenth anniversary of the date of grant. The exercise price of the options is equal to fair market value of the Common Stock on the date of grant. Each of Messrs. Brewer, Cook, Eubank, Hendricks, Hudson, Lee, Lewis, McMahon, Morse, Williamson and Winters on November 15, 1994 received options to purchase 15,000 shares of Common Stock at an exercise price of $36.25.


    STOCK APPRECIATION RIGHTS PLAN. Effective November 12, 1987, the Company adopted the Triton Energy Corporation 1988 Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, Stock Appreciation Rights ("SARs") equivalent in the aggregate of up to 200,000 shares of Common Stock, subject to adjustment as provided below, may be granted from time to time to non-employee directors of the Company. Presently, there are thirteen directors eligible to participate in the SAR Plan. The SAR Plan is administered by the Board of Directors; however, the Board of Directors may in its discretion at any time delegate such administrative authority to a committee of the Board of Directors comprised of disinterested directors. The Board of Directors has no current intention to grant any additional SARs under the SAR Plan.

    An SAR, upon exercise, will allow the holder thereof to receive in cash the difference between the SAR's Price and the fair market value of the shares of Common Stock covered by the SAR on the date of exercise. The "SAR's Price" is established by the Board of Directors at the time the SARs are granted, at a price not less than the fair market value (but in no event less than the par value) of the shares of Common Stock covered by such SARs on the date of grant.

    Subject to the conditions described below, SARs granted under the SAR Plan generally become exercisable after one year following the date of grant with respect to 50% of the shares of Common Stock covered thereby. The remaining 50% increment becomes exercisable two years from the date of grant.

    The period during which an SAR may be exercised is specified in the Stock Appreciation Rights Agreement (the "SAR Agreement") with respect to each SAR granted. In any event, such period shall terminate at the earliest of (i) the expiration of 10 years from the date on which such SARs were granted, (ii) the expiration of three months from the date on which the holder terminates his or her membership on the Board of Directors except by reason of death or disability, or (iii) the expiration of 12 months after the holder's membership on the Board of Directors is terminated by reason of such holder's death or disability.

    The exercise price is subject to appropriate adjustment upon (i) the issuance of stock dividends and (ii) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock. The SAR Plan reserves the right of the Board of Directors to accelerate the time at which any SAR shall become exercisable. The form of SAR Agreement also provides that in the event of a Change of Control all SARs shall automatically be accelerated and exercisable in full. All SARs are non-transferable except by will or the laws of descent and distribution.

    The SAR Plan will terminate on November 12, 1997. The Board of Directors may amend, suspend or discontinue the SAR Plan. However, absent the consent of the holder of an SAR, no such amendment or suspension may substantially impair such holder's SAR Agreement. During the year ended December 31, 1994, Mr. Eubank realized $263,750.00 upon exercise of SARs.

    OTHER.   Since January 1,  1993, when he ceased  to serve as Chief Executive
Officer of the Company, Mr. Lee has received a monthly consulting fee of $15,000.

DEBENTURE PURCHASE

    In April 1994, the executive officers of the Company purchased from the Company an aggregate of $6,281,250 principal amount of Debentures convertible into shares of the Company's Common Stock at the conversion price of $25.125 per share, the market value of the Common Stock at the date of purchase. The consideration for the Debentures given by each executive officer was a personal promissory note payable to the Company in a principal amount equal to the principal amount of the debentures purchased. As a result, the executive officers were indebted to the Company in the following amounts. The notes bear interest at the rate of prime (the interest rate payable by the Company under the debentures) plus 1/8% per annum.

                                                                                                PRINCIPAL AMOUNT
                                                                                                       OF
           NAME                                         POSITION                                  INDEBTEDNESS
- --------------------------  -----------------------------------------------------------------  ------------------
Thomas G. Finck             President and Chief Executive Officer                                $    1,507,500
John P. Tatum               Executive Vice President, Operations                                      1,256,250
Nick G. De'Ath              Senior Vice President, Exploration                                          753,750
Robert B. Holland, III      Senior Vice President, General Counsel and Secretary                      1,005,000
Peter Rugg                  Senior Vice President and Chief Financial Officer                         1,005,000
A. E. Turner, III           Senior Vice President, Operations                                           753,750

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    By letter dated February 10, 1993, the Company requested proposals from several independent accountants, including KPMG Peat Marwick, the Company's former independent accountants, to perform audit services regarding the Company's financial statements. On February 23, 1993, KPMG Peat Marwick advised the Company that it declined to submit such a proposal and instead resigned as the Company's independent accounting firm.


    The report of KPMG Peat Marwick on the Company's financial statements for the fiscal year ended May 31, 1992 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the fiscal year ended May 31, 1992, and any subsequent interim periods during which KPMG Peat Marwick served as the Company's independent accountants, there have been no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. In its last annual management letter, KPMG Peat Marwick commented upon what it considered to be certain material weaknesses in the Company's internal control structure. The Company does not consider the subsidiaries to which the material weaknesses related to be material to the value of the Company taken as a whole. The Company has authorized KPMG Peat Marwick to respond fully to any inquiries by any successor independent accountants concerning all of the above matters.


    After soliciting and considering proposals from accounting firms, the Board of Directors selected Price Waterhouse as the Company's independent accounting firm for its fiscal years ending May 31, 1993 and 1994. The Company has elected to change its fiscal year from May 31 to December 31. Price Waterhouse has also been selected as the Company's independent accounting firm for the seven month transition period ending December 31, 1994. Representatives of Price Waterhouse will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make such statements as they desire.

    During the Company's two preceding fiscal years through the date on which Price Waterhouse was engaged, neither the Company nor anyone acting on its behalf consulted Price Waterhouse regarding either the application of accounting principles to a completed or proposed specific transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any accounting disagreement or reportable event of the type described in paragraphs 304(a)(1)(iv) or (v) of Regulation S-K promulgated by the Securities and Exchange Commission.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NYSE. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to the year ended December 31, 1994, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                             SHAREHOLDER PROPOSALS


    Any shareholder who desires to present proposals to the Company's 1996 Annual Meeting of Shareholders of the Company and to have such proposals set forth in the proxy statement mailed in conjunction with such Annual Meeting must submit such proposals to the Company no later than December 5, 1995. Any shareholder may submit any such proposal to Triton Energy Corporation,

Attention: Robert B. Holland, III, Esq., Senior Vice President, General Counsel and Secretary, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206. All shareholder proposals must comply with Rule 14a-8 promulgated by the SEC pursuant to the Exchange Act.


                                 OTHER MATTERS

    The Annual Report to Shareholders for the period ended December 31, 1994, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

    A COPY OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K FOR THE TRANSITION PERIOD ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO TRITON ENERGY CORPORATION, ATTN: INVESTOR RELATIONS, 6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75206 (TELEPHONE (214) 691-5200). THE COMPANY WILL ALSO FURNISH SUCH TRANSITION REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO INVESTOR RELATIONS, AND CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 1995. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A $.15 PER PAGE FEE.

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation thereof will be borne by the Company.


    Georgeson & Company Inc. has been retained by the Company to aid in the solicitation of proxies, for a fee of $30,000 plus $6.00 per individual solicitation if assigned and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company who will not receive additional compensation for such services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held by such persons, and the Company will reimburse them for reasonable expenses incurred by them in connection therewith.


    All information contained in the Proxy Statement relating to the occupations and security holdings of directors and executive officers of the Company is based upon information received from the individual directors and executive officers.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE ADDRESSED TO THE COMPANY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          Robert B. Holland, III
                                          SECRETARY

Dallas, Texas

April 3, 1995

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), made this 9th day of March, 1995, by and between Triton Energy Corporation, a Texas corporation ("Triton-Texas"), and Triton Energy Corporation, a Delaware corporation and a wholly-owned subsidiary of Triton-Texas ("Triton-Delaware") (the two corporate parties hereto being sometimes collectively referred to as the "Constituent Corporations"),


                             W I T N E S S E T H :

    WHEREAS, the Boards of Directors of Triton-Texas and Triton-Delaware have determined that the proposed merger (the "Merger") of Triton-Texas with Triton-Delaware upon the terms hereinafter set forth is advisable and in the best interests of the shareholders of such corporations and the Boards of Directors of Triton-Texas and Triton-Delaware have adopted and approved this Agreement and both such Boards of Directors have directed that this Agreement be submitted to the shareholders of Triton-Texas and Triton-Delaware for their approval; and

    WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986; and

    WHEREAS, as and when required by the provisions of this Agreement, all such action as may be necessary or appropriate shall be taken by Triton-Texas and Triton-Delaware, as appropriate, in order to consummate the Merger;

    NOW, THEREFORE, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:

                                   ARTICLE I
                                    GENERAL

    1.1 AGREEMENT TO MERGE. The parties to this Agreement agree to effect the Merger herein provided for, subject to the terms and conditions set forth herein.

    1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall be effective in accordance with the laws of the States of Texas and Delaware. The date and time the Merger becomes effective is referred to as the "Effective Time of the Merger".

    1.3 SURVIVING CORPORATION. Upon the Effective Time of the Merger, Triton-Texas shall be merged with and into Triton-Delaware, and Triton-Delaware shall be the surviving corporation, governed by the laws of the State of Delaware (hereinafter sometimes called the "Surviving Corporation").

    1.4 CERTIFICATE/ARTICLES OF INCORPORATION AND BYLAWS. Upon the Effective Time of the Merger, the Certificate of Incorporation and Bylaws of Triton-Delaware in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, subject always to the right of the Surviving Corporation to amend its Certificate of Incorporation and Bylaws in accordance with the laws of the State of Delaware and the provisions of the Certificate of Incorporation.

    1.5 DIRECTORS. The directors of Triton-Texas in office at the Effective Time of the Merger shall be and constitute the directors of the Surviving Corporation, each holding the same directorship in the Surviving Corporation as he or she held in Triton-Texas for the terms elected and/or until their respective successors shall be elected or appointed and qualified. The directors of the Surviving Corporation shall continue to be members of the same class of directors as they were in Triton-Texas, and the time for election of each class of directors for the Surviving Corporation shall be the same as it was for the corresponding class of directors of Triton-Texas.

    1.6 OFFICERS. The officers of Triton-Texas in office at the Effective Time of the Merger shall be and constitute the officers of the Surviving Corporation, each holding the same office in the Surviving Corporation as he or she held in Triton-Texas for the terms elected and/or until their respective successors shall be elected or appointed and qualified.

    1.7 EFFECT OF THE MERGER. On and after the Effective Time of the Merger, the separate existence of Triton-Texas and Triton-Delaware shall cease and the Surviving Corporation shall succeed, without further action, to all the properties and assets of Triton-Texas and Triton-Delaware of every kind, nature and description and to Triton-Texas's and Triton-Delaware's business as a going concern. The Surviving Corporation shall also succeed to all rights, title and interests to all real estate and other property owned by Triton-Texas or Triton-Delaware without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens thereon. All liabilities and obligations of Triton-Texas or Triton-Delaware shall become the liabilities and obligations of the Surviving Corporation, and any proceedings pending against Triton-Texas or Triton-Delaware will be continued as if the Merger had not occurred.

    1.8 FURTHER ASSURANCES. Triton-Texas hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action and give such assurances as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Article I and otherwise to carry out the intent and purposes thereof. Triton-Delaware, as the Surviving Corporation, agrees that it will promptly pay to any dissenting shareholder of any Constituent Corporation, in accordance with the applicable provisions of Texas or Delaware law, as applicable, such amount as such dissenting shareholder shall be entitled to receive under Texas or Delaware law, as applicable, as a dissenting shareholder.

                                   ARTICLE II
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

    2.1 TRITON-DELAWARE CAPITAL STOCK. Upon the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Triton-Texas, Triton-Delaware or the holders of any of the common stock ("Triton-Delaware
Common Stock") of Triton-Delaware, each issued and outstanding share of Triton-Delaware Common Stock shall be cancelled.

    2.2 TRITON-TEXAS CAPITAL STOCK. Upon the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Triton-Texas, Triton-Delaware or the holders of any of the common stock ("Triton-Texas Common Stock") of Triton-Texas, (i) each issued and outstanding share of Triton-Texas Common Stock, including any rights attached thereto, and each share of Common Stock of Triton-Texas, including any rights attached thereto, held in the treasury of Triton-Texas, shall be converted into one share of Triton-Delaware Common Stock, (ii) each issued and outstanding share of Triton-Texas Series A Preferred Stock, and each share of Triton-Texas Series A Preferred Stock held in the treasury of Triton-Texas, shall be converted into one share of Triton-Delaware Series A Preferred Stock and (iii) each issued and outstanding share of Triton-Texas 5% Convertible Preferred Stock, and each share of Triton-Texas 5% Convertible Preferred Stock held in the treasury of Triton-Texas, shall be converted into one share of Triton-Delaware 5% Convertible Preferred Stock.

                                  ARTICLE III
                           TERMINATION AND AMENDMENT

    3.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after action thereon by the shareholders of the Constituent Corporations, by the mutual written consent of the Boards of Directors of Triton-Texas and Triton-Delaware.

    3.2   CONSEQUENCES  OF TERMINATION.   In  the event  of the  termination and
abandonment of this Agreement pursuant to the provisions of Section 3.1 hereof, this Agreement shall be of no further force or effect.

    3.3 MODIFICATION, AMENDMENT, ETC. Any of the terms or conditions of this Agreement may be waived at any time, whether before or after action thereon by the shareholders of the Constituent Corporations, by the party entitled to the benefits thereof, and this Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of the Constituent Corporations, to the full extent permitted by the corporate laws of the States of Texas and Delaware. Any waiver, modification or amendment shall be effective only if reduced to writing and executed by the duly authorized representatives of the Constituent Corporations.

                                   ARTICLE IV
                                 MISCELLANEOUS

    4.1 EXPENSES. The Surviving Corporation shall pay all expenses of carrying this Agreement into effect and accomplishing the Merger herein provided for.

    4.2 HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

    4.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original instrument, and all such counterparts together shall constitute only one original.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by an officer duly authorized thereunto as of the date first above written.

                                          Triton Energy Corporation, a Texas
                                          corporation


                                          By         /s/_THOMAS G. FINCK


                                            ------------------------------------


                                          Its      PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER


                                          --------------------------------------


                                          Triton Energy Corporation, a Delaware
                                           corporation
                                          By         /s/_THOMAS G. FINCK


                                            ------------------------------------


                                          Its      PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER


                                          --------------------------------------

                            TRITON ENERGY CORPORATION

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS

P
R
O         The undersigned hereby appoints Thomas G. Finck and Robert B. Holland,
X    III, each with power to act without the other and with full power of
Y substitution, as Proxies to represent and to vote, as designated on the reverse side, all stock of Triton Energy Corporation owned by the undersigned, at the Annual Meeting of Shareholders to be held at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 on Thursday, May 11, 1995, 10:00 A.M., local time, upon such business as may properly come before the meeting or any adjournment including the following as set forth on the reverse side.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
     DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, (II) FOR APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM TEXAS TO DELAWARE BY APPROVING THE AGREEMENT AND PLAN OF MERGER BETWEEN TRITON ENERGY CORPORATION, A TEXAS CORPORATION, AND TRITON ENERGY CORPORATION, A DELAWARE CORPORATION AND (III) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
             (Continued, and to be signed and dated on reverse side)

                                                                 /x/ PLEASE MARK
                                                                    YOUR CHOICES
                                                                       LIKE THIS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          -------------------------
               COMMON

1. Election as Directors of the nominees listed below (except as indicated to the contrary below).

Nominees: Thomas G. Finck, Fitzgerald S. Hudson,
          William I. Lee, ____________________and_____________________

FOR                      WITHHELD

/ /                         / /

                    /  /
                        -------------------------------------------
                        For all nominees except as noted above

2. Approval of reincorporation of the Company from Texas to Delaware by approving the Agreement and Plan of Merger between Triton Energy Corporation, a Texas corporation, and Triton Energy Corporation, a Delaware corporation, as more fully described in the accompanying Proxy Statement.

FOR                      AGAINST                       ABSTAIN

/ /                       / /                            / /

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please date, sign exactly as shown herein and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

Signature:                                      Date
           ---------------------------------        ------------------------

Signature:                                      Date
           ---------------------------------        ------------------------

                                      LOGO

logo

Dear Fellow Shareholder:                                           April 3, 1995


    Enclosed you will find proxy materials for our Annual Meeting of Shareholders to be held on May 11, 1995, at which you will consider proposals to elect five directors to serve until the third annual meeting of shareholders after the May 11, 1995 meeting and to reincorporate our company under the laws of Delaware.


    Your Board has unanimously recommended approval of the reincorporation of Triton to permit the Company to take advantage of the greater flexibility and certainty offered by Delaware law. Your Board believes that by reincorporating in Delaware the Company will be better positioned to take advantage of business opportunities as they arise and to provide for changing business needs.

    We do not believe the reincorporation will materially affect your rights as a shareholder, including your ability to buy, sell or transfer your stock. To ensure the neutrality of the reincorporation in the matter of possible future changes in control of the Company, for example, the Company has elected not to have Delaware's anti-takeover statute (Section 203 of the General Corporation Law of Delaware) apply to the Company following the reincorporation.

    If approved, there will be no change in the relative rights of the Company's shareholders. Stock certificates representing outstanding stock of the Company will automatically be converted into the same number of shares of stock of the Delaware corporation and the Common Stock will continue to be traded on the New York Stock Exchange. We urge you to read the enclosed proxy statement for a detailed description of the proposals to be considered at the meeting, including the reincorporation.

    YOUR VOTE IS EXTREMELY IMPORTANT BECAUSE THE REINCORPORATION REQUIRES THE APPROVAL OF TWO-THIRDS OF THE OUTSTANDING SHARES. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REINCORPORATION. PLEASE SIGN, DATE
AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A PROXY CARD TO BE VOTED FOR THE REINCORPORATION.

    If you have any questions about this important matter, please do not hesitate to call our proxy solicitor, Georgeson & Company Inc., at its toll-free number: 1-800-223-2064.

    Thank you for your support and cooperation.


                                          Yours truly,



                                          Thomas G. Finck,

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               IMPORTANT REMINDER
                           TRITON ENERGY CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 1995

Dear Shareholder:

    We have previously sent to you proxy materials for the Annual Meeting of Triton Energy Corporation to be held May 11, 1995. At this meeting you will be asked to consider proposals to elect five directors to serve until the Annual Meeting in 1998 and to reincorporate the company under the laws of Delaware.

    Your board has unanimously recommended approval of all proposals being presented including the reincorporation, which will allow the company greater flexibility under Delaware law.

    YOUR SHARES OF TRITON ENERGY CORPORATION ARE REGISTERED IN THE NAME OF YOUR BROKER AS THE HOLDER OF RECORD. AS A RESULT, YOUR BROKER DOES NOT HAVE DISCRETIONARY VOTING AUTHORITY ON THE REINCORPORATION PROPOSAL AND WILL NOT BE ABLE TO VOTE YOUR SHARES UNLESS YOU GIVE YOUR SPECIFIC INSTRUCTIONS.

    Please give your voting instructions by signing and returning the enclosed proxy. For assistance in voting your shares, or for further information, please call Triton Energy's proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

                    A REPLY IS NECESSARY TO VOTE YOUR SHARES
                              PLEASE ACT PROMPTLY